Exhibit 99.1

January 20, 2005

Sally O. Thiel, Director	Jo Ann Lehtihet
Investor Relations	Media Relations
C-COR	C-COR
(814) 231-4402, email: sthiel@c-cor.net	(814) 231-4438, email: jlehtihet@c-cor.net

C-COR REPORTS FINANCIAL RESULTS FOR SECOND QUARTER

OF FISCAL YEAR 2005

State College, PA (January 20, 2005) – C-COR Incorporated (Nasdaq: CCBL), a global provider of interoperable network solutions for the Internet Protocol (IP) era that include access and transport products, software systems, and technical services, today reported its financial results for the second quarter of fiscal year 2005, ended December 24, 2004. Net sales for the second quarter were $58.5 million compared to $61.5 million for the same period last year.

Bookings for the Broadband Communications Products segment were $40.4 million, and net sales were $41.6 million for a book-to-bill ratio of .97. Bookings for the Broadband Management Solutions segment were $5.6 million, and net sales were $4.0 million for a book-to-bill ratio of 1.4. Bookings for the Broadband Network Services segment were $(8.5) million, and net sales were $12.9 million for a book-to-bill ratio of (.66). A change in the methodology in calculating backlog in the Broadband Network Services segment resulted in a reduction in the amount that the Company recognizes as backlog and a corresponding book-to-bill ratio in this segment. C-COR defines backlog as net sales anticipated over a 12-month period from customer commitments. In the second quarter, C-COR adopted more stringent criteria for recognizing customer commitments as backlog and for quantifying the amount to be included. As a result, certain less formal customer commitments in the Broadband Network Services segment are no longer included in the calculation of backlog.

The net loss for the second quarter of fiscal year 2005 was $1.7 million, compared to net income of $29.7 million for the same period last year. The loss per share for the second quarter of fiscal year 2005 was $.04 compared to earnings per diluted share of $.78 for the same period last year. Last year’s second quarter results include $21.1 million received on the sale of the Company’s trade claims against Adelphia Communications and affiliates that were previously written off, and the collection of approximately $1.6 million in delinquent accounts receivable that had previously been fully reserved. The gain on the sale of the trade claims is reflected on a separate line in the Statement of Operations, whereas the collection of the delinquent accounts receivable reduced selling and administrative expense for the quarter.

C-COR’s results for the second quarter of fiscal year 2005 included $1.2 million of amortization related to intangible assets and $619,000 of restructuring charges. These items, which equate to $.04 on a per share basis, are included in results reported under generally accepted accounting principles (GAAP), but are typically excluded from the analyst estimates comprising the First Call consensus number. C-COR is breaking out these numbers to improve comparability of the reported GAAP results and the non-GAAP First Call number.

C-COR anticipates that net sales for the third quarter of fiscal year 2005, ending March 25, 2005, will be between $70 and $75 million with earnings (loss) per diluted share of between $(.04) and $.02. These projections include $1.2 million related to amortization of intangible assets and $85,000 of restructuring charges, or $.03 per diluted share, which are typically excluded from the First Call analyst projections. C-COR is breaking out these numbers to improve comparability of the projected GAAP results and the non-GAAP First Call number. The Company’s earnings projections for the third quarter do not include any charges for a potential IPR&D (in-process research and development) charge related to the recently completed acquisition of nCUBE Corporation or amortization of intangible assets acquired from nCUBE, because the Company cannot reliably estimate these charges at this time. The valuation of intangible assets and any IPR&D charge will be determined by a third party appraisal.

Corporate management will discuss C-COR’s financial results on a conference call today at 9:45 AM (ET). For information on how to access the conference call, refer to C-COR’s news release dated January 10, 2005 (posted on the C-COR web site at www.c-cor.net), or contact Investor Relations at 814-231-4402 or 814-231-4438.

About C-COR

C-COR offers world-class, market-focused business solutions for cable operators, telephone companies, broadcasters, and other private and public sector entities. C-COR’s solutions simplify the transition to Internet Protocol (IP) demand-oriented networks by delivering interoperable, modular products in sync with IP network upgrade cycles. The Company’s products and services include a suite of software applications that automate the management of content, network, subscribers, and workforce, with more than 200 deployments worldwide; next-generation optical transport products; on-demand video systems with implementations in more than 20 countries; and a range of network assurance and technical services that allows operators to design and keep their networks operating at peak performance. Leading network operators through the transition to the on demand IP era, C-COR leverages its dedicated global workforce to deliver solutions for lowering risk, improving profit margins, and effectively managing change. C-COR was recently named in CED Magazine’s “Broadband 50 Companies to Watch.” C-COR’s common stock is listed on the Nasdaq National Market (Symbol: CCBL) and is a component of the Russell 2000 Stock Index. For additional information regarding C-COR, visit www.c-cor.net.

C-COR Incorporated

Condensed Consolidated Statements of Operations

(unaudited, in thousands except per share amounts)

	Thirteen Weeks Ended
	December 24, 2004	December 26, 2003
Net sales	$58,487	$61,530
Cost of sales	35,479	38,291

Gross margin	23,008	23,239

Operating expenses:
Selling and administrative	14,421	9,415
Research and product development	8,600	5,227
Amortization of intangibles	1,200	550
Restructuring costs (recovery)	619	(106)

Total operating expenses	24,840	15,086

Income (loss) from operations	(1,832)	8,153

Interest expense	(25)	(20)
Investment income	488	216
Foreign exchange gain	265	624
Gain on sale of bankruptcy trade claims	0	21,075
Other income, net	229	40

Income (loss) before income taxes	(875)	30,088
Income tax expense	792	367

Net income (loss)	$(1,667)	$29,721

Net income (loss) per share:
Basic	$(0.04)	$0.81
Diluted	$(0.04)	$0.78

Weighted average common shares and common share equivalents
Basic	43,128	36,737
Diluted	43,128	38,297

C-COR Incorporated

Condensed Consolidated Statements of Operations

(unaudited, in thousands except per share amounts)

	Twenty-Six Weeks Ended
	December 24, 2004	December 26, 2003
Net sales	$120,586	$118,297
Cost of sales	75,899	75,037

Gross margin	44,687	43,260

Operating expenses:
Selling and administrative	26,372	18,619
Research and product development	15,930	10,469
Amortization of intangibles	2,346	1,100
Acquired in-process research and development charge	1,850	0
Restructuring costs (recovery)	619	(106)

Total operating expenses	47,117	30,082

Income (loss) from operations	(2,430)	13,178

Interest expense	(44)	(41)
Investment income	787	310
Foreign exchange gain	8	733
Gain on sale of bankruptcy trade claims	0	21,075
Other income, net	278	72

Income (loss) before income taxes	(1,401)	35,327

Income tax expense	1,310	778

Net income (loss)	$(2,711)	$34,549

Net income (loss) per share:
Basic	$(0.06)	$0.94
Diluted	$(0.06)	$0.92

Weighted average common shares and common share equivalents
Basic	43,081	36,652
Diluted	43,081	37,651

C-COR Incorporated

Consolidated Balance Sheets

(in thousands of dollars)

	December 24, 2004	June 25, 2004
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$23,339	$63,791
Restricted cash	3,074	1,637
Marketable securities	40,709	52,934
Broker receivable for unsettled trades	7,665	0
Accounts receivable, net	52,421	43,785
Unbilled receivables	9,676	3,494
Inventories	21,902	25,680
Other	6,461	4,849

Total current assets	165,247	196,170

Property, plant and equipment, net	19,789	17,697
Goodwill	58,080	38,312
Other intangible assets, net	12,265	10,752
Deferred taxes	338	754
Other long-term assets	3,932	3,200

Total	$259,651	$266,885

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$17,880	$23,571
Accrued liabilities	27,730	31,274
Deferred taxes	396	467
Current portion of long-term debt	154	158

Total current liabilities	46,160	55,470

Long-term debt, less current portion	696	772
Other long-term liabilities	2,790	2,381
Shareholders’ equity	210,005	208,262

Total	$259,651	$266,885

Some of the information presented in this announcement constitutes forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent the Company’s judgment regarding future events, and are based on currently available information. Although the Company believes it has a reasonable basis for these forward-looking statements, the Company cannot guarantee their accuracy and actual results may differ materially from those the Company anticipated due to a number of known and unknown uncertainties, many of which the Company is not aware. Factors which could cause actual results to differ from expectations include, among others, capital spending patterns of the communications industry, changes in regard to significant customers, the demand for network integrity, the trend toward more fiber in the network, the Company’s ability to develop new and enhanced products, the Company’s ability to provide complete network solutions, continued industry consolidation, the development of competing technology, the global demand for the Company’s products and services, and the Company’s ability to complete and integrate acquisitions and achieve its strategic objectives. For additional information concerning these and other important factors that may cause the Company’s actual results to differ materially from expectations and underlying assumptions, please refer to the reports filed by the Company with the Securities and Exchange Commission.